Exhibit 99

FOR IMMEDIATE RELEASE

September 21, 2011

Contact: (analysts) Kris Wenker: 763-764-2607

(media) Kirstie Foster: 763-764-6364

GENERAL MILLS REPORTS FISCAL 2012 FIRST-QUARTER RESULTS

Company Reaffirms Full-year Outlook

MINNEAPOLIS, MINN.—General Mills (NYSE: GIS) today reported results for the first quarter of fiscal 2012. During this period, the company acquired a controlling interest in the international Yoplait yogurt business. General Mills’ consolidated financial statements for the first quarter include one month of results for this business.

Fiscal 2012 First Quarter Financial Summary

•	Net sales grew 9 percent to $3.85 billion. The international Yoplait acquisition contributed 3 points of net sales growth.

•	Segment operating profit declined 3 percent to $727 million reflecting significantly higher input costs year-over-year.

•	Diluted earnings per share (EPS) totaled 61 cents.

•	First quarter adjusted diluted EPS, which excludes the effects of mark-to-market valuation of certain commodity positions, totaled 64 cents, matching year-ago results.

Net sales for the 13 weeks ended Aug. 28, 2011, grew 9 percent to $3.85 billion. Foreign exchange contributed 2 points of net sales growth, and price realization and mix contributed 5 points of growth. Pound volume contributed 2 points of net sales growth, including 5 points of growth from the Yoplait acquisition. Gross margin was below year-ago levels due to higher input costs and the change in business mix to include the Yoplait acquisition. Advertising and media expense increased 7 percent. Segment operating profit declined 3 percent to $727 million. First-quarter net earnings attributable to General Mills totaled $406 million, and diluted earnings per share totaled 61 cents. Adjusted diluted earnings per share, which excludes the effects of mark-to-market valuation of certain commodity positions, totaled 64 cents in the first quarters of both 2012 and 2011. (Please see Note 6 to the consolidated financial statements below for a reconciliation of this non-GAAP measure.)

Chairman and Chief Executive Officer Ken Powell said, “Our net sales grew 6 percent before the Yoplait acquisition, with gains across all three of our business segments. This reflects good net price realization, resilient consumer demand for our established products, and good early response to new items launched during the quarter. This start to the year has General Mills on track to achieve the key growth targets we’ve set for fiscal 2012.”

U.S. Retail Segment Results

First-quarter net sales for General Mills’ U.S. retail segment grew 3 percent to $2.51 billion. Pound volume reduced net sales growth by 4 points, while price and mix contributed 7 points of net sales growth. Segment operating profit of $585 million was 5 percent below prior year levels, reflecting higher input costs and a 6 percent increase in advertising and media expense.

Net sales for Big G cereals increased 1 percent in the first quarter, including growth from established brands such as Chex and Cinnamon Toast Crunch along with contributions from new Cinnamon Burst Cheerios, Cocoa Puffs Brownie Crunch and Fiber One 80 calorie cereal. Net sales for the Snacks division grew 17 percent, led by Nature Valley and Fiber One snack bar varieties. Sales for the Baking Products division grew 5 percent and sales for the Pillsbury division rose 4 percent. Meals division net sales were 4 percent below year-ago levels, reflecting lower shipment volumes for dinner mixes, canned vegetables and soup. Yoplait division net sales declined 3 percent. Net sales for the Small Planet Foods division grew 13 percent led by Cascadian Farm cereal and Larabar varieties.

International Segment Results

First-quarter net sales for General Mills’ consolidated international businesses grew 30 percent to reach $856 million. Pound volume contributed 28 points of net sales growth, including 26 points of growth from the Yoplait acquisition. Price and mix subtracted 8 points of net sales growth, and foreign currency exchange contributed 10 points of net sales growth. On a constant-currency basis, International segment net sales grew 20 percent overall, with gains of 36 percent in Europe, 15 percent in the Asia / Pacific region, 12 percent in Latin America and 8 percent in Canada. (Please see Note 6 below for a reconciliation of this non-GAAP measure.) Advertising and media expense grew 9 percent. International segment operating profit totaled $81 million, up 30 percent from year-ago levels.

Bakeries & Foodservice Segment Results

First-quarter net sales for the Bakeries and Foodservice segment grew 13 percent to $481 million. Pound volume declined, reducing net sales growth by 2 points. Price and mix contributed 15 points of net sales growth. Customer channel performance was strong with net sales to convenience stores up 6 percent, sales to foodservice distributors up 5 percent, and net sales to bakeries and national restaurant accounts up 18 percent. Segment operating profit of $61 million was below year-ago levels due to higher input costs and lower grain merchandising earnings year-over-year.

Joint Venture Summary

After-tax earnings from the Cereal Partners Worldwide (CPW) and Haagen Dazs Japan (HDJ) joint ventures totaled $28 million, 7 percent above year-ago results due to good sales performance. Business results for HDJ include disruption following the earthquakes and tsunami in March; nevertheless, net sales rose at a double-digit pace. CPW net sales grew 19 percent with volume contributing 6 points of growth.

Corporate Items

Unallocated corporate items totaled $88 million of expense in this year’s first quarter compared to $12 million of income a year ago. This primarily reflected differences in the mark-to-market valuation of certain commodity positions, which represented a $38 million net increase in expense in the first quarter of 2012 compared to a $72 million net decrease in expense in last year’s first quarter. Excluding mark-to-market effects, unallocated corporate items totaled a net $50 million of expense this year compared to $60 million expense last year. Net interest expense of $85 million was 5 percent below year ago levels, reflecting lower rates and changes in the mix of debt. The effective tax rate for the quarter was 32.1 percent. Excluding mark-to-market effects, the effective tax rate was 32.4 percent this year compared to 32.8 percent a year ago. (Please see Note 6 below for a reconciliation of this non-GAAP measure.)

Cash Flow Items

Cash provided by operating activities totaled $441 million in the quarter, an increase from last year’s first-quarter results due primarily to reduced cash use for working capital in the period. Capital investments totaled $133 million in the first quarter of 2012. Dividends paid rose to $200 million, reflecting the increase in the dividend rate year-over-year. During the first quarter, General Mills repurchased approximately 3 million shares of common stock for a total of $110 million. Average diluted shares outstanding totaled 667 million for the first quarter of 2012 compared to 672 million in last year’s first quarter.

Outlook

“A challenging first-quarter comparison is now behind us, and we expect General Mills to show earnings growth over the next nine months, with the pace of growth strengthening as the year unfolds,” Powell said. The company reaffirmed its full-year fiscal 2012 EPS guidance of $2.59 to $2.61, excluding any mark-to-market effects and integration costs for the Yoplait acquisition.

General Mills will hold a briefing for investors today, September 21, 2011, beginning at 8:30 a.m. Eastern time. You may access the web cast from General Mills’ internet home page: generalmills.com.

Earnings per share excluding certain items, total company segment operating profit, international sales excluding foreign currency translation effect and effective tax rate excluding certain items are each non-GAAP measures. Reconciliations of these measures to their relevant GAAP measures appear in the financial schedules and Note 6 to the attached Consolidated Financial Statements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “Outlook,” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure of our information technology systems; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Consolidated Statements of Earnings and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended
	Aug. 28, 2011	Aug. 29, 2010	% Change
Net sales	$3,847.6	$3,533.1	8.9%
Cost of sales	2,401.1	2,008.8	19.5%
Selling, general, and administrative expenses	807.5	762.9	5.8%
Restructuring, impairment, and other exit costs	0.1	1.0	NM

Operating profit	638.9	760.4	(16.0)%
Interest, net	85.4	90.3	(5.4)%

Earnings before income taxes and after-tax earnings from joint ventures	553.5	670.1	(17.4)%
Income taxes	177.5	223.0	(20.4)%
After-tax earnings from joint ventures	28.3	26.5	6.8%

Net earnings, including earnings attributable to redeemable and noncontrolling interests	404.3	473.6	(14.6)%
Net earnings (loss) attributable to redeemable and noncontrolling interests	(1.3)	1.5	NM

Net earnings attributable to General Mills (a)	$405.6	$472.1	(14.1)%

Earnings per share - basic	$0.63	$0.73	(13.7)%

Earnings per share - diluted	$0.61	$0.70	(12.9)%

Dividends per share	$0.305	$0.280	8.9%

	Quarter Ended
	Aug. 28, 2011	Aug. 29, 2010	Basis Pt Change
Comparisons as a % of net sales:
Gross margin	37.6%	43.1%	(550)
Selling, general, and administrative expenses	21.0%	21.6%	(60)
Operating profit	16.6%	21.5%	(490)
Net earnings attributable to General Mills	10.5%	13.4%	(290)

	Quarter Ended
	Aug. 28, 2011	Aug. 29, 2010	Basis Pt Change
Comparisons as a % of net sales excluding impact of mark-to-market effects (b):
Gross margin	38.6%	41.1%	(250)
Operating profit	17.6%	19.5%	(190)
Net earnings attributable to General Mills	11.1%	12.1%	(100)

(a)	See Note 2.
(b)	See Note 6 for a reconciliation of this measure not defined by generally accepted accounting principles (GAAP).

See accompanying notes to consolidated financial statements.

Operating Segment Results and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Quarter Ended
	Aug. 28, 2011	Aug. 29, 2010	% Change
Net sales:
U.S. Retail	$2,510.3	$2,446.6	2.6%
International	856.3	659.8	29.8%
Bakeries and Foodservice	481.0	426.7	12.7%

Total	$3,847.6	$3,533.1	8.9%

Operating profit:
U.S. Retail	$585.2	$614.6	(4.8)%
International	80.7	62.0	30.2%
Bakeries and Foodservice	61.4	72.5	(15.3)%

Total segment operating profit	727.3	749.1	(2.9)%

Unallocated corporate items	88.3	(12.3)	NM
Restructuring, impairment, and other exit costs	0.1	1.0	NM

Operating profit	$638.9	$760.4	(16.0)%

	Quarter Ended
	Aug. 28, 2011	Aug. 29, 2010	Basis Pt Change
Segment operating profit as a % of net sales:
U.S. Retail	23.3%	25.1%	(180)
International	9.4%	9.4%	—
Bakeries and Foodservice	12.8%	17.0%	(420)

Total segment operating profit	18.9%	21.2%	(230)

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions, Except Par Value)

	Aug. 28, 2011	Aug. 29, 2010	May 29, 2011
	(Unaudited)	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$338.2	$697.0	$619.6
Receivables	1,504.0	1,173.1	1,162.3
Inventories	1,788.1	1,665.2	1,609.3
Deferred income taxes	13.4	35.6	27.3
Prepaid expenses and other current assets	452.7	382.9	483.5

Total current assets	4,096.4	3,953.8	3,902.0

Land, buildings, and equipment	3,565.2	3,111.7	3,345.9
Goodwill	8,301.4	6,613.5	6,750.8
Other intangible assets	4,935.8	3,727.7	3,813.3
Other assets	994.4	803.8	862.5

Total assets	$21,893.2	$18,210.5	$18,674.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,181.9	$888.0	$995.1
Current portion of long-term debt	1,125.9	107.3	1,031.3
Notes payable	1,022.7	1,349.8	311.3
Other current liabilities	1,553.5	1,746.4	1,321.5

Total current liabilities	4,884.0	4,091.5	3,659.2

Long-term debt	5,901.1	5,771.6	5,542.5
Deferred income taxes	1,417.1	885.1	1,127.4
Other liabilities	1,777.6	2,090.9	1,733.2

Total liabilities	13,979.8	12,839.1	12,062.3

Redeemable interest	904.4	—	—

Stockholders’ equity:

Common stock, 754.6 shares issued, $0.10 par value	75.5	75.5	75.5
Additional paid-in capital	1,293.0	1,282.5	1,319.8
Retained earnings	9,396.6	8,410.4	9,191.3
Common stock in treasury, at cost, shares of 110.3, 113.8 and 109.8	(3,251.1)	(3,252.7)	(3,210.3)
Accumulated other comprehensive loss	(1,014.7)	(1,390.9)	(1,010.8)

Total stockholders’ equity	6,499.3	5,124.8	6,365.5

Noncontrolling interests	509.7	246.6	246.7

Total equity	7,009.0	5,371.4	6,612.2

Total liabilities and equity	$21,893.2	$18,210.5	$18,674.5

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Quarter Ended
	Aug. 28, 2011	Aug. 29, 2010
Cash Flows - Operating Activities

Net earnings, including earnings attributable to redeemable and noncontrolling interests	$404.3	$473.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	125.5	111.3
After-tax earnings from joint ventures	(28.3)	(26.5)
Stock-based compensation	44.5	37.9
Deferred income taxes	22.3	22.4
Tax benefit on exercised options	(12.4)	(35.0)
Distributions of earnings from joint ventures	31.6	21.5
Pension and other postretirement benefit plan contributions	(3.9)	(2.4)
Pension and other postretirement benefit plan expense	19.4	18.3
Restructuring, impairment, and other exit costs (income)	(0.9)	(1.0)
Changes in current assets and liabilities, excluding the effects of acquisitions	(134.8)	(406.1)
Other, net	(26.5)	(36.4)

Net cash provided by operating activities	440.8	177.6

Cash Flows - Investing Activities
Purchases of land, buildings, and equipment	(132.8)	(132.6)
Acquisitions, net of cash acquired	(900.1)	—
Investments in affiliates, net	—	(1.9)
Proceeds from disposal of land, buildings, and equipment	0.3	1.8
Exchangeable note	(131.6)	—
Other, net	6.5	12.5

Net cash used by investing activities	(1,157.7)	(120.2)

Cash Flows - Financing Activities
Change in notes payable	712.6	299.0
Issuance of long-term debt	—	500.0
Payment of long-term debt	(6.6)	(1.8)
Proceeds from common stock issued on exercised options	24.0	88.1
Tax benefit on exercised options	12.4	35.0
Purchases of common stock for treasury	(109.9)	(788.4)
Dividends paid	(200.3)	(184.1)
Other, net	(0.3)	(5.1)

Net cash provided (used) by financing activities	431.9	(57.3)

Effect of exchange rate changes on cash and cash equivalents	3.6	23.7

Increase (decrease) in cash and cash equivalents	(281.4)	23.8
Cash and cash equivalents - beginning of year	619.6	673.2

Cash and cash equivalents - end of period	$338.2	$697.0

Cash Flow from Changes in Current Assets and Liabilities, excluding the effects of acquisitions:
Receivables	$(156.9)	$(121.1)
Inventories	(135.3)	(316.0)
Prepaid expenses and other current assets	55.5	(6.0)
Accounts payable	70.9	76.1
Other current liabilities	31.0	(39.1)

Changes in current assets and liabilities	$(134.8)	$(406.1)

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, General Mills, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

(2)	We use captions in our Consolidated Financial Statements as required by guidance on noncontrolling interests, including “Net earnings attributable to General Mills,” which we have shortened to “Net earnings” in this release.

(3)	During the first quarter of fiscal 2012, we acquired a 51 percent controlling interest in Yoplait S.A.S. and a 50 percent interest in Yoplait Marques S.A.S. from PAI Partners and Sodiaal for an aggregate purchase price of $1.2 billion. We consolidated both entities into our consolidated balance sheets and recorded goodwill of $1.5 billion. Indefinite lived intangible assets acquired include brands of $437 million and $119 million of other intangible assets. Finite lived intangible assets acquired include franchise agreements of $440 million and customer relationships of $131 million. The pro forma effects of this acquisition were not material.

We recorded the $264 million fair value of Sodiaal’s 50 percent interest in Yoplait Marques S.A.S. as a noncontrolling interest on our consolidated balance sheets. We recorded the $904 million fair value of Sodiaal’s 49 percent interest in Yoplait S.A.S. as a redeemable interest on our consolidated balance sheets. Sodiaal has the ability to put a limited portion of its redeemable interest to us once per year at fair value up to a maximum of 9 years. We adjust the value of the redeemable interest through additional paid-in capital on our consolidated balance sheets quarterly to the redeemable interest’s redemption value.

(4)	For the first quarter of fiscal 2012, unallocated corporate expense totaled $88 million compared to $12 million of income in the same period last year. We recorded a $38 million net increase in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the first quarter of fiscal 2012, compared to a $72 million net decrease in expense in the first quarter of fiscal 2011.

(5)	Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended
In Millions, Except per Share Data	Aug. 28, 2011	Aug. 29, 2010
Net earnings attributable to General Mills	$405.6	$472.1

Average number of common shares - basic EPS	647.9	647.3
Incremental share effect from: (a)
Stock options	14.4	17.8
Restricted stock, restricted stock units, and other	4.7	6.8

Average number of common shares - diluted EPS	667.0	671.9

Earnings per share - basic	$0.63	$0.73
Earnings per share - diluted	$0.61	$0.70

(a)	Incremental shares from stock options and restricted stock units are computed by the treasury stock method.

(6)

We have included five measures in this release that are not defined by generally accepted accounting principles (GAAP): (1) diluted earnings per share excluding mark-to-market valuation of certain commodity positions and grain inventories (“mark-to-market effects”), (2) earnings comparisons as a percent of net sales excluding mark-to-market effects, (3) total segment operating profit, (4) sales growth rates for our International segment in total and by region excluding the impact of changes in foreign currency exchange, and (5) effective income tax rates excluding mark-to-market effects. We believe that these measures provide useful supplemental information to assess our operating performance. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted earnings per share and operating performance measures as calculated in accordance with GAAP.

Diluted EPS excluding mark-to-market effects follows:

	Quarter Ended
Per Share Data	Aug. 28, 2011	Aug. 29, 2010
Diluted earnings per share, as reported	$0.61	$0.70
Mark-to-market effects (a)	0.03	(0.06)

Diluted earnings per share, excluding mark-to-market effects	$0.64	$0.64

(a) See Note 4.

Earnings comparisons as a percent of net sales excluding mark-to-market effects follows:

	Quarter Ended
In Millions	Aug. 28, 2011		Aug. 29, 2010
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$1,446.5	37.6%	$1,524.3	43.1%
Mark-to-market effects (b)	37.7	1.0%	(71.9)	(2.0	) %

Adjusted gross margin	$1,484.2	38.6%	$1,452.4	41.1%

Operating profit as reported	$638.9	16.6%	$760.4	21.5%
Mark-to-market effects (b)	37.7	1.0%	(71.9)	(2.0	) %

Adjusted operating profit	$676.6	17.6%	$688.5	19.5%

Net earnings attributable to General Mills as reported	$405.6	10.5%	$472.1	13.4%
Mark-to-market effects, net of tax (b)	23.8	0.6%	(45.3)	(1.3	) %

Adjusted net earnings attributable to General Mills	$429.4	11.1%	$426.8	12.1%

(a)	Net sales less cost of sales.
(b)	See Note 4.

A reconciliation of total segment operating profit to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

The reconciliation of International segment and region sales growth rates as reported to growth rates excluding the impact of foreign currency exchange below demonstrates the effect of foreign currency exchange rate fluctuations from year to year. To present this information, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

	Quarter Ended Aug. 28, 2011
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	50%	14	pts	36%
Canada	15	7		8
Asia/Pacific	26	11		15
Latin America	12	—		12

Total International	30%	10	pts	20%

A reconciliation of the effective income tax rate as reported to the effective income tax rate excluding mark-to-market effects follows:

	Quarter Ended
	Aug. 28, 2011		Aug. 29, 2010
In Millions	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes
As reported	$553.5	$177.5	$670.1	$223.0
Mark-to-market effects (b)	37.7	13.9	(71.9)	(26.6)

As adjusted	$591.2	$191.4	$598.2	$196.4

Effective tax rate:
As reported		32.1%		33.3%
As adjusted		32.4%		32.8%

(a)	Earnings before income taxes and after-tax earnings from joint ventures.
(b)	See Note 4.